Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 27, 2010

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com
cc10-09
LSI Reports Fourth Quarter and Full-Year 2009 Results
MILPITAS, Calif., January 27, 2010 – LSI Corporation (NYSE: LSI) today reported results for its fourth quarter and full year ended December 31, 2009.
Fourth Quarter and Full-Year 2009 News Release Summary
•	Fourth quarter 2009 revenues of $638 million

•	Fourth quarter 2009 GAAP* net income of 10 cents per diluted share

•	Fourth quarter 2009 non-GAAP** net income of 18 cents per diluted share

•	Fourth quarter operating cash flows of $77 million

•	Full-year 2009 revenues of $2.2 billion
First Quarter 2010 Business Outlook
•	Projected revenues of $590 million to $620 million

•	GAAP* net (loss)/income in the range of ($0.06) to $0.03 cents per share

•	Non-GAAP** net income in the range of $0.04 to $0.10 cents per share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill and other intangible asset impairment, stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, write-down of debt and equity securities and gain on repurchase of convertible subordinated notes. It also excludes the income tax effect associated with the above mentioned items.

Fourth quarter 2009 revenues were $638 million, a 5% increase year-over-year compared to $610 million reported in the fourth quarter of 2008, and up 10% sequentially compared to $578 million reported in the third quarter of 2009.
Fourth quarter 2009 GAAP* net income was $65 million or 10 cents per diluted share, compared to fourth quarter 2008 GAAP net loss of $606 million or 94 cents per share. Fourth quarter GAAP results included a $31 million tax benefit, or 5 cents per diluted share, primarily related to the settlement of a multi-year foreign tax audit. Fourth quarter 2009 GAAP results compare to third quarter 2009 GAAP net income of $52 million or 8 cents per diluted share. Fourth quarter 2009 GAAP net income included a net charge of $59 million from special items, consisting primarily of $43 million of amortization of acquisition-related items, $14 million of stock-based compensation expense, and $2 million in net restructuring and other items.
Fourth quarter 2009 non-GAAP** net income was $124 million or 18 cents per diluted share, compared to fourth quarter 2008 non-GAAP net income of $41 million or 6 cents per diluted share. Third quarter 2009 non-GAAP net income was $119 million or 18 cents per diluted share.
Cash and short-term investments totaled approximately $962 million at quarter end.
“With increasing signs in the fourth quarter that an early-stage recovery of enterprise IT spending is now underway, LSI achieved double-digit sequential revenue growth, with revenues coming in at the high end of our guidance range,” said Abhi Talwalkar, LSI president and chief executive officer. “With more than 80% of our revenues tied to enterprise technology spending, we are well positioned to benefit as this recovery gains strength going forward.”
LSI recorded full-year 2009 revenues of $2.22 billion, a 17% decrease compared to $2.68 billion in 2008. The company reported 2009 GAAP net loss of $48 million or 7 cents per share. Full-year 2009 GAAP results compare to full-year 2008 GAAP net loss of $622 million or 96 cents per share. Full-year 2009 GAAP results included an $83 million tax benefit, or 13 cents per share, primarily related to the settlement of multi-year foreign tax audits. Full-year 2009 GAAP net loss included a net charge of $280 million from special items, consisting primarily of $172 million in the amortization of acquisition-related items, $64 million of stock-based compensation expense, and $38 million of restructuring costs.
Non-GAAP net income for 2009 was $232 million or 35 cents per diluted share compared to 2008 non-GAAP net income of $283 million or 44 cents per diluted share.
Bryon Look, LSI CFO and chief administrative officer, said, “We demonstrated strong fourth quarter performance, with significant improvements in revenues, gross margin, operating income and cash flows. Our storage systems business achieved record quarterly revenues, growing 24% sequentially and contributing to a second-half consisting of two consecutive quarters of double-digit revenue growth. We ended the year with nearly $1 billion in cash and short-term investments while our net cash position increased to $612 million.”
LSI First Quarter 2010 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$590 million to $620 million		$590 million to $620 million
Gross Margin	39% — 43%	$25 million to $35 million	45.0% — 47.0%
Operating Expenses	$238 million to $258 million	$20 million to $30 million	$218 million to $228 million
Net Other (Loss)/Income	($1 million)		($1 million)
Tax	Approximately $8 million		Approximately $8 million
Net (Loss)/Income Per Share	($0.06) to $0.03	($0.07) to ($0.10)	$0.04 to $0.10
Diluted Share Count	658 million		667 million
Capital spending is projected to be around $15 million in the first quarter and approximately $55 million in total for 2010.
Depreciation and software amortization is projected to be around $25 million in the first quarter and approximately $100 million in total for 2010.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PST to discuss fourth quarter financial results and the first quarter 2010 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	October 4,	December 31,
	2009	2009	2008
Assets
Current assets:
Cash and short-term investments	$962.1	$907.1	$1,119.1
Accounts receivable, net	339.0	307.2	304.0
Inventories	169.3	155.5	220.5
Prepaid expenses and other current assets	115.1	140.3	155.9

Total current assets	1,585.5	1,510.1	1,799.5

Property and equipment, net	219.0	215.9	236.0
Goodwill and identified intangible assets, net	927.9	970.7	1,065.6
Other assets	235.5	228.5	243.1

Total assets	$2,967.9	$2,925.2	$3,344.2

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$350.0	$350.0	$245.1
Other current liabilities	504.4	484.6	552.4

Total current liabilities	854.4	834.6	797.5

Long-term debt, net of current portion	—	—	350.0
Pension, tax and other liabilities	652.4	690.6	755.8

Total liabilities	1,506.8	1,525.2	1,903.3

Stockholders’ equity:
Common stock and additional paid-in capital	6,149.2	6,129.6	6,065.3
Accumulated deficit	(4,408.5)	(4,473.3)	(4,360.8)
Accumulated other comprehensive loss	(279.6)	(256.3)	(263.6)

Total stockholders’ equity	1,461.1	1,400.0	1,440.9

Total liabilities and stockholders’ equity	$2,967.9	$2,925.2	$3,344.2

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	October 4,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
Revenues	$637,796	$578,419	$609,959	$2,219,159	$2,677,077

Cost of revenues	335,792	315,067	334,398	1,228,776	1,420,905
Purchase accounting effect on inventory	56	1,892	—	4,498	—
Amortization of acquisition related intangibles	33,448	34,177	46,074	135,102	177,934
Stock-based compensation expense	1,650	1,697	2,384	7,382	9,269

Total cost of revenues	370,946	352,833	382,856	1,375,758	1,608,108

Gross profit	266,850	225,586	227,103	843,401	1,068,969

Research and development	146,526	144,661	155,899	580,333	643,297
Stock-based compensation expense	6,536	6,386	7,229	27,979	29,214

Total research and development	153,062	151,047	163,128	608,312	672,511

Selling, general and administrative	63,239	66,323	76,211	260,900	315,112
Amortization of acquisition related intangibles	9,123	9,123	15,019	36,492	57,963
Stock-based compensation expense	5,993	6,729	8,378	28,622	33,800

Total selling, general and administrative	78,355	82,175	99,608	326,014	406,875

Restructuring of operations and other items, net	2,286	4,745	16,848	38,246	43,717
Goodwill and identified intangible asset impairment charges	—	—	541,586	—	541,586

Income/(loss) from operations	33,147	(12,381)	(594,067)	(129,171)	(595,720)

Interest expense	(3,932)	(3,899)	(8,013)	(21,931)	(34,943)
Interest income and other, net	4,530	3,535	5,231	20,272	36,110

Income/(loss) before income taxes	33,745	(12,745)	(596,849)	(130,830)	(594,553)
(Benefit)/provision for income taxes	(31,081)	(65,230)	9,500	(83,111)	27,700

Net income/(loss)	$64,826	$52,485	$(606,349)	$(47,719)	$(622,253)

Net income/(loss) per share:
Basic	$0.10	$0.08	$(0.94)	$(0.07)	$(0.96)

Diluted	$0.10	$0.08	$(0.94)	$(0.07)	$(0.96)

Shares used in computing per share amounts:
Basic	654,560	651,865	646,315	651,238	647,953

Diluted	663,237	658,963	646,315	651,238	647,953

A reconciliation of net income/(loss) on the GAAP basis to non-GAAP net income is included below.

	Three Months Ended			Year Ended
Reconciliation of GAAP net income/(loss) to	December 31,	October 4,	December 31,	December 31,	December 31,
non-GAAP net income:	2009	2009	2008	2009	2008
GAAP net income/(loss)	$64,826	$52,485	$(606,349)	$(47,719)	$(622,253)

Special items:
a) Stock-based compensation expense — cost of revenues	1,650	1,697	2,384	7,382	9,269
b) Stock-based compensation expense — R&D	6,536	6,386	7,229	27,979	29,214
c) Stock-based compensation expense — SG&A	5,993	6,729	8,378	28,622	33,800
d) Amortization of acquisition related intangibles — cost of revenues	33,448	34,177	46,074	135,102	177,934
e) Amortization of acquisition related intangibles — SG&A	9,123	9,123	15,019	36,492	57,963
f) Purchase accounting effect on inventory	56	1,892	—	4,498	—
g) Restructuring of operations and other items, net	2,286	4,745	16,848	38,246	43,717
h) Goodwill and identified intangible asset impairment charges	—	—	541,586	—	541,586
i) Write-down of debt and equity securities	—	1,650	10,773	1,650	15,273
j) Gain on repurchase of convertible subordinated notes	—	—	(3,178)	—	(3,178)
k) Income tax effect of above items	—	—	2,529	—	(292)

Total special items	59,092	66,399	647,642	279,971	905,286

Non-GAAP net income	$123,918	$118,884	$41,293	$232,252	$283,033

Non-GAAP net income per share:

Basic	$0.19	$0.18	$0.06	$0.36	$0.44

Diluted *	$0.18	$0.18	$0.06	$0.35	$0.44

Shares used in computing non-GAAP per share amounts:
Basic	654,560	651,865	646,315	651,238	647,953

Diluted	689,317	685,043	646,512	658,679	649,176

*	In computing non-GAAP diluted earnings per share for three months ended December 31 and October 4, 2009, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock.

	Three Months Ended			Year Ended
Reconciliation of GAAP to non-GAAP shares used in the calculation	December 31,	October 4,	December 31,	December 31,	December 31,
of diluted per share amounts:	2009	2009	2008	2009	2008
Diluted shares used in per-share computation — GAAP	663,237	658,963	646,315	651,238	647,953
Dilutive stock awards	—	—	197	7,441	1,223
Effect of $350 million convertible notes considered dilutive	26,080	26,080	—	—	—

Diluted shares used in per-share computation — non-GAAP	689,317	685,043	646,512	658,679	649,176

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	October 4,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
Operating activities:
Net income/(loss)	$64,826	$52,485	$(606,349)	$(47,719)	$(622,253)
Adjustments:
Depreciation and amortization *	69,244	67,600	84,278	268,162	324,223
Stock-based compensation expense	14,179	14,812	17,991	63,983	72,283
Non-cash restructuring of operations and other items, net	—	699	(1,052)	690	(4,215)
Goodwill and identified intangible asset impairment charges	—	—	541,586	—	541,586
Gain on redemption/repurchase of convertible subordinated notes	—	—	(3,178)	(149)	(3,178)
Write-down of debt and equity securities, net of gain on sale of equity securities	—	1,529	10,773	1,529	15,273
Loss/(gain) on sale of property and equipment	75	(337)	(137)	(145)	(123)
Non-cash foreign exchange loss	986	8,431	18,481	1,301	25,469
Deferred taxes	3,316	(242)	5,630	3,063	10,027
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(31,769)	(39,271)	97,149	(34,986)	102,386
Inventories	(13,814)	4,824	(10,577)	64,592	20,307
Prepaid expenses and other assets	20,197	4,814	42,832	68,469	52,024
Accounts payable	15,001	46,807	(37,806)	8,420	(130,129)
Accrued and other liabilities	(65,490)	(93,493)	(61,434)	(192,736)	(125,628)

Net cash provided by operating activities	76,751	68,658	98,187	204,474	278,052

Investing activities:
Purchases of debt securities available-for-sale	—	—	(31,947)	(10)	(190,548)
Proceeds from maturities and sales of debt securities available-for-sale	12,932	13,695	108,438	90,572	240,157
Purchases of equity securities	(4,625)	(4,534)	—	(14,159)	(8,500)
Proceeds from sales of equity securities	—	165	—	165	—
Purchases of property, equipment and software	(21,266)	(20,137)	(39,584)	(90,004)	(134,589)
Proceeds from sale of property and equipment	24	2,637	2,274	2,773	13,674
Acquisition of business and companies, net of cash acquired	—	(26,141)	—	(46,981)	(95,137)
Decrease/(increase) in non-current assets and deposits	—	—	—	13,501	(13,300)
Proceeds from maturity of notes receivable associated with sale of semiconductor operations in Thailand	—	10,000	20,000	10,000	20,000
Proceeds received from the resolution of a pre-acquisition income tax contingency	—	—	—	—	4,821

Net cash (used in)/provided by investing activities	(12,935)	(24,315)	59,181	(34,143)	(163,422)

Financing activities:
Redemption/repurchase of convertible subordinated notes	—	—	(116,636)	(244,047)	(116,636)
Issuance of common stock	8,707	3,367	6,558	18,747	42,928
Purchase of minority interest in subsidiary	—	—	(70)	—	(70)
Purchase of common stock under repurchase programs	—	—	—	—	(229,231)

Net cash provided by/(used in) financing activities	8,707	3,367	(110,148)	(225,300)	(303,009)

Effect of exchange rate changes on cash and cash equivalents	383	2,721	(2,829)	3,959	(3,889)

Increase/(decrease) in cash and cash equivalents	72,906	50,431	44,391	(51,010)	(192,268)

Cash and cash equivalents at beginning of period	705,385	654,954	784,910	829,301	1,021,569

Cash and cash equivalents at end of period	$778,291	$705,385	$829,301	$778,291	$829,301

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs, and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions)
(Unaudited)

	Three Months Ended
	December 31,	October 4,	December 31,
	2009	2009	2008
Semiconductor revenues	$380.8	$371.8	$373.8
Storage Systems revenues	$257.0	$206.6	$236.2
Total revenues	$637.8	$578.4	$610.0
Percentage change in revenues-qtr./qtr. ( a )	10.3%	11.1%	-14.6%
Percentage change in revenues-yr./yr. ( b )	4.6%	-19.0%	-17.7%

Days sales outstanding	48	48	45
Days of inventory	41	40	52
Current ratio	1.9	1.8	2.3
Quick ratio	1.5	1.5	1.8

Gross margin as a percentage of revenues	41.8%	39.0%	37.2%
R&D as a percentage of revenues	24.0%	26.1%	26.7%
SG&A as a percentage of revenues	12.3%	14.2%	16.3%

Employees ( c )	5,397	5,318	5,488
Revenues per employee (in thousands) ( d )	$472.7	$435.1	$444.6

Selected Cash Flow Information:
Purchases of property and equipment ( e )	$14.1	$11.4	$17.1
Depreciation and amortization ( f )	$26.2	$23.9	$23.1

( a )	Represents a sequential quarterly change in revenues.

( b )	Represents a change in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.